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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                       Interest Held       State of
                Subsidiary Name        By Registrant     Incorporation

Diamond Entertainment Corporation          100%           California
Jewel Products International, Inc.         100%           California
Fun-Time, Inc.                             100%           California
American Top Real Estate, Inc.              50%           California

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